Contacts:	Veronica Garza Investor Relations (512) 683-6873

National Instruments Reports Q1 2009 Results

AUSTIN, Texas – April 28, 2009 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q1 2009 of $158 million, representing an 18 percent year-over-year decline. Net income for Q1 was $0.4 million. Non-GAAP net income was $3.1 million, with non-GAAP fully diluted earnings per share (EPS) of $0.04. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“Our commitment to investing in R&D has generated a product portfolio that disrupts traditional approaches and empowers engineers and scientists to improve productivity at a lower cost,” said James Truchard, NI president, co-founder and CEO. “We believe these challenging times will create an opportunity for a long-term shift in industry leadership. I believe by sustaining our investment in R&D and the field sales channel, and by acquiring key new talent, we will be able to gain market share and return to growth in 2010.”

In Q1 2009, NI virtual instrumentation and graphical system design products, which constitute the majority of the company’s product portfolio, experienced a 16 percent year-over-year revenue decline. Sales of NI instrument control products, which now represent approximately 6 percent of NI revenue, were down 42 percent year-over-year in Q1 2009. These instrument control products are the most economically sensitive portion of NI revenue, and the company expects the year-over-year revenue trend in instrument control to continue to be very weak in Q2 and Q3 2009.

In Q1 2009, product revenue was $143 million, down 21 percent from Q1 2008, and software maintenance revenue was $14 million, up 29 percent year-over-year.

With the quarterly average of the global Purchasing Managers Index (PMI) reaching a record low of 36 for Q1, NI saw the effect of the global recession worldwide.  Revenue in U.S. dollar terms for Q1 2009 compared to Q1 2008 was down 18 percent in the Americas, down 16 percent in Europe and down 21 percent in Asia, equaling an overall revenue decline of 18 percent. The company believes that European performance was helped by the shift in Easter from Q1in 2008 to Q2 in 2009, and that this shift will have a corresponding negative impact on Europe in Q2 2009. In local currency terms, revenue was down 14 percent in Europe and down 15 percent in the Americas and Asia for an overall local currency decline of 15 percent.

Total operating expenses for the quarter were down 5 percent year-over-year, illustrating the strong fiscal discipline that has been exercised throughout the organization in response to the severe downturn in the global industry economy.

National Instruments Reports Q1 2009 Results
April 28, 2009

As of March 31, 2009, NI had $241 million in net cash and short-term investments, up $6 million from December 31, 2008. During Q1 2009, the company paid $9.3 million in dividends and used $9.2 million to repurchase 489,000 shares of its common stock. National Instruments announced that its Board of Directors declared a dividend of $0.12 per share on its common stock payable on June 1, 2009, to shareholders of record on May 11, 2009.

Q1 2009 Highlights

•	Quarterly revenue of $158 million, down 18 percent year-over-year

•	Net income of $0.4 million

•	Non-GAAP net income of $3.1 million

•	Cash and short-term investments of $241 million

•	NI Wi-Fi data acquisition named the Test Product of the Year by Test & Measurement World

Outlook

As the company moved through Q1 there was improvement in the global PMI; however, its current level of 36 indicates that the industrial economy was still declining rapidly through the end of March and that conditions will likely remain weak throughout 2009.  The 25 percent decline in company revenue from Q3 2008 to Q1 2009 is a reflection of the challenging economic environment.  This period of rapid decline seems to have passed and the company’s daily order rate in absolute dollars has stabilized.

“With the global PMI quarterly average hitting a record low in Q1, our primary financial goals are to maintain the financial strength of the company and to take advantage of the opportunity the recession creates,” said Alex Davern NI CFO. “Key strategies to achieving our goals are the maintenance of stable gross margins and optimization of our operating expense cost structure while maintaining very strong employee productivity. If we can achieve these goals we believe we will be in a very good position to generate significant positive operating leverage when revenues recover.”

National Instruments Reports Q1 2009 Results
April 28, 2009

Specific Guidance for Q2 and 2009

The current economic uncertainty has limited the company’s visibility for Q2 and as a result, the company will not provide revenue and EPS guidance for the second quarter at this time, and has scheduled a business update call for June 9 at 4:00 p.m. when the company expects to have a clearer picture of the quarter.

On the expense side, the company will continue to be very prudent in managing expenses.  National Instruments will sustain its strategic investments in R&D and field sales, while reducing discretionary expenses elsewhere.  As a result, since the NI Business Update Call on March 9, 2009 spending plans for the full year 2009 have been reduced by a further $25 million, in order to better position the company to deal with the extended economic uncertainty.  For Q2 2009, NI is budgeting for a year-over-year decrease of approximately 11 percent in total non-GAAP operating expense. For the full year 2009, NI is now budgeting for a 10 percent year-over-year reduction in non-GAAP operating expenses compared to a 14 percent year-over-year increase in 2008.

Non-GAAP Earnings Presentation and Non-GAAP Expense Guidance

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its net income and EPS for Q1 2009 and its budgeted operating expenses for 2009 and Q2 2009 on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP data to the GAAP data.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods.  Management also considers such non-GAAP results to be an important supplemental measure of its performance.

National Instruments Reports Q1 2009 Results
April 28, 2009

Conference Call Information

Interested parties can listen to the Q1 2009 conference call today, April 28, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 9945484, from April 28 at 7:00 p.m. CDT through May 3 at midnight CDT.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to the opportunity for a long term shift in industry leadership, our focus on continued investment in R&D, leveraging our field sale channel, acquiring key new talent and gaining market share, returning to revenue growth in 2010, instrument control products being the most economically sensitive portion of our revenue, revenue trend for instrument control products continuing to be very weak in Q2 and Q3 2009, expected corresponding negative impact of Easter holiday in Europe in Q2, period of rapid decline seems to have past, daily order rate stabilizing, conditions in our markets remaining very weak through 2009, our primary financial goals of maintaining financial strength and taking advantage of the opportunity the recession creates, our key strategies to achieve our goals being the maintenance of stable gross margins and optimization of  our operating expense cost structure while maintaining employee productivity, our belief that if we can achieve our goals we will be in a very good position to generate significant positive operating leverage when revenues recover, continuing to be very prudent in managing our expenses, sustaining our strategic investments in R&D and field sales while reducing discretionary expenses elsewhere, our spending plans for the full year 2009 and our budgeted operating expenses for the full year 2009 and Q2 2009. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, our ability to continue to control our operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company’s future performance.

National Instruments Reports Q1 2009 Results
April 28, 2009

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 10 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati.

National Instruments Reports Q1 2009 Results
April 28, 2009

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$227,448	$229,400
Short-term investments	14,044	6,220
Accounts receivable, net	90,917	121,548
Inventories, net	102,618	107,358
Prepaid expenses and other current assets	45,827	43,062
Deferred income taxes, net	22,430	21,435
Total current assets	503,284	529,023

Long-term investments	10,500	10,500
Property and equipment, net	150,793	154,477
Goodwill, net	64,168	64,561
Intangible assets, net	42,688	41,915
Other long-term assets	35,215	32,115
Total assets	$806,648	$832,591

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,129	$30,876
Accrued compensation	19,408	22,012
Deferred revenue	44,965	45,514
Accrued expenses and other liabilities	13,298	18,848
Other taxes payable	10,269	13,481
Total current liabilities	113,069	130,731

Deferred income taxes	25,422	25,157
Other long-term liabilities	12,380	12,265
Total liabilities	150,871	168,153

Stockholders' equity:
Preferred stock	-	-
Common stock	772	772
Additional paid-in capital	42,972	39,673
Retained earnings	604,583	613,510
Accumulated other comprehensive income	7,450	10,483
Total stockholders' equity	655,777	664,438
Total liabilities and stockholders' equity	$806,648	$832,591

National Instruments Reports Q1 2009 Results
April 28, 2009

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	March 31,

	2009	2008
	(unaudited)	(unaudited)
Net revenue:
Products	$143,450	$181,790
Software maintenance	14,349	11,128
Total net revenue	157,799	192,918

Cost of revenue:
Cost of products	39,556	47,667
Cost of software maintenance	1,327	1,402
Total cost of revenue	40,883	49,069

Gross profit	116,916	143,849

Operating expenses:
Sales and marketing	68,826	73,517
Research and development	34,789	35,604
General and administrative	15,780	16,663
Total operating expenses	119,395	125,784

Operating income	(2,479)	18,065

Other income (expense):
Interest income	589	2,137
Net foreign exchange gain (loss)	(702)	1,548
Other income (expense), net	163	61

Income before income taxes	(2,429)	21,811

Provision for (benefit from) income taxes	(2,787)	4,195

Net income	358	17,616

Basic earnings per share	$0.00	$0.22
Diluted earnings per share	$0.00	$0.22

Weighted average shares outstanding -
Basic	77,277	78,840
Diluted	77,436	79,825

Dividends declared per share	$0.12	$0.11

National Instruments Reports Q1 2009 Results
April 28, 2009

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,

	2009	2008
	(unaudited)	(unaudited)
Cash flow from operating activities:
Net income	$358	$17,616
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	8,385	10,675
Stock-based compensation	5,082	4,739
Benefit from deferred income taxes	(1,486)	(2,711)
Tax expense (benefit from) stock option plans	242	(161)
Changes in operating assets and liabilities:
Accounts receivable	30,631	5,112
Inventories	4,740	(7,099)
Prepaid expenses and other assets	(5,766)	(5,677)
Accounts payable	(5,747)	5,241
Deferred revenue	(549)	3,574
Taxes and other liabilities	(11,084)	(867)
Net cash provided by operating activities	24,806	30,442

Cash flow from investing activities:
Capital expenditures	(3,004)	(5,051)
Capitalization of internally developed software	(3,114)	(1,528)
Additions to other intangibles	(1,340)	(431)
Acquisition, net of cash received	-	(17,055)
Purchases of short-term and long-term investments	(11,850)	(12,638)
Sales and maturities of short-term and long-term investments	4,026	66,208
Purchases of foreign currency option contracts	-	(1,481)
Net cash (used by) provided by investing activities	(15,282)	28,024

Cash flow from financing activities:
Proceeds from issuance of common stock	7,237	10,197
Repurchase of common stock	(9,186)	(49,081)
Dividends paid	(9,285)	(8,717)
Tax benefit from stock option plans	(242)	161
Net cash used in financing activities	(11,476)	(47,440)

Net change in cash and cash equivalents	(1,952)	11,026
Cash and cash equivalents at beginning of period	229,400	194,839
Cash and cash equivalents at end of period	$227,448	$205,865

National Instruments Reports Q1 2009 Results
April 28, 2009

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)

	Three Months Ended
	March 31,

	2009	2008
	(unaudited)	(unaudited)
Stock-based compensation
Cost of sales	$310	$244
Sales and marketing	2,185	2,007
Research and development	1,737	1,727
General and administrative	799	754
Provision for income taxes	(3,014)	(1,083)
Total	$2,017	$3,649

Amortization of acquisition intangibles
Cost of sales	$887	$850
Sales and marketing	126	141
Research and development	-	9
General and administrative	-	-
Provision for income taxes	(280)	(268)
Total	$733	$732

National Instruments Reports Q1 2009 Results
April 28, 2009

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended
	March 31,

	2009	2008

Gross profit, as reported	$116,916	$143,849
Stock-based compensation	310	244
Amortization of acquisition intangibles	887	850

Non-GAAP gross profit	$118,113	$144,943

Reconciliation of Operating Expense to Non-GAAP Operating Expenses

	Three Months Ended
	March 31,

	2009	2008

Operating expense, as reported	$119,395	$125,784
Stock-based compensation	4,721	4,488
Amortization of acquisition intangibles	126	150

Non-GAAP operating expenses	$114,548	$121,146

National Instruments Reports Q1 2009 Results
April 28, 2009

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended
	March 31,

	2009	2008

Operating income, as reported	$(2,479)	$18,065
Stock-based compensation	5,031	4,732
Amortization of acquisition intangibles	1,013	1,000

Non-GAAP operating income	$3,565	$23,797

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

	Three Months Ended
	March 31,

	2009	2008

Income before income taxes, as reported	$(2,429)	$21,811
Stock-based compensation	5,031	4,732
Amortization of acquisition intangibles	1,013	1,000

Non-GAAP income before income taxes	$3,615	$27,543

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

	Three Months Ended
	March 31,

	2009	2008

Provision for income taxes, as reported	$(2,787)	$4,195
Stock-based compensation	3,014	1,083
Amortization of acquisition intangibles	280	268

Non-GAAP provision for income taxes	$507	$5,546

National Instruments Reports Q1 2009 Results
April 28, 2009

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP
Diluted EPS

	Three Months Ended
	March 31,

	2009	2008

Net income, as reported	$358	$17,616
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	2,017	3,649
Amortization of acquisition intangibles, net of tax effect	733	732

Non-GAAP net income	$3,108	$21,997

Basic EPS, as reported	$0.00	$0.22
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.05
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP basic EPS	$0.04	$0.28

Diluted EPS, as reported	$0.00	$0.22
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.05
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS	$0.04	$0.28

Weighted average shares outstanding -
Basic	77,277	78,840
Diluted	77,436	79,825

National Instruments Reports Q1 2009 Results
April 28, 2009

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Q2 Operating Expense Guidance

Three Months Ended
June 30,

2009

GAAP operating expense % reduction	-11%
Stock-based compensation	11%
Amortization of acquisition intangibles	-22%

Non-GAAP operating expense % reduction	-11%

Reconciliation of full year 2009 Operating Expense Guidance

Year Ended
December 31,

2009

GAAP operating expense % reduction	-9%
Stock-based compensation	18%
Amortization of acquisition intangibles	-13%

Non-GAAP operating expense % reduction	-10%

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